Exhibit 10.1
FORM OF
AMENDMENT NO. 2
TO
[AMENDED AND RESTATED]1EMPLOYMENT AGREEMENT
     This Amendment No. 2 (the “Amendment”) to the [Amended and Restated] Employment Agreement, dated ___, 200___as previously amended by Amendment No. 1 dated October 24, 2006 (as so amended, the “Agreement”), by and between The Houston Exploration Company, a Delaware corporation (the “Company”) and ___(the “Executive”) is made effective as of, and contingent upon, the effective time of the merger referred to as the “First Merger” in and contemplated by the Agreement and Plan of Merger, entered into by and among the Company, Forest Oil Corporation, a New York corporation (“Parent”), and MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, dated as of January 7, 2007 (the “Merger Agreement”).
WITNESSETH:
     WHEREAS, the Company and the Executive have previously entered into the Agreement.
     WHEREAS, the Company and the Executive now wish to amend the Agreement to provide for a transitional period of no more than sixty days following the Merger I Effective Time (as such term is defined in the Merger Agreement).
     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants, and conditions set forth herein and the performance of each, it is hereby agreed as follows:
     Section 1. Amendments. The Company and the Executive hereby amend the Agreement to add the following new Section ___:2
_. Post-Merger Transition Period. The Executive hereby agrees that the Executive shall not assert that the Executive has Good Reason to terminate the Executive’s employment hereunder and that the Executive shall remain employed with the Company for a transitional period of 60 days following the Merger I Effective Time ( as such term is defined in the Agreement and Plan of Merger, entered into by and among the Company, Forest Oil Corporation, a New York corporation (“Parent”), and MJCO Corporation, a Delaware corporation and a wholly owned subsidiary of Parent dated as of January 7, 2007). The Company hereby agrees that (a) the Executive shall continue to be paid Base Salary during such transitional period at the rate in effect immediately prior to the Merger I Effective Time, (b) unless otherwise expressly agreed in writing by the Company and the Executive, the Executive’s employment shall terminate on the last day of such 60-day transitional period and (c) such termination (or any earlier termination (i) by the Company for any reason other than Cause or (ii) due to the Executive’s death or

[1]	Note to Draft: Delete where not applicable.

[2]	Note to Draft: Number as a new final Section to the Employment Agreement.

     Disability) shall be deemed to be a termination by the Company without Cause for all purposes under this Agreement.
     Section 2. Defined Terms. Except as otherwise expressly provided herein, any capitalized term used in this Amendment that is not defined herein has the meaning ascribed to such term in the Agreement.
     Section 3. No Other Amendment. Except as otherwise expressly provided in this Amendment, all terms, conditions and provisions of the Agreement are hereby ratified and remain in full force and effect.
     Section 4. Governing Law. This Amendment shall in all respects be construed according to the internal laws of the State of Texas. Venue and jurisdiction of any action relating to the Amendment shall lie in Harris County, Texas.
     Section 5. Entire Agreement. This Amendment, together with the Agreement, sets forth the entire agreement and understanding of the parties relating to the subject matter herein. No modification of or amendment to this Amendment, nor any waiver of any rights under this Amendment, shall be effective unless given in a writing signed by the party to be charged. This Amendment is effective as of, and contingent upon, the effective time of the First Merger and shall be null and void if such merger does not occur.
     Section 6. Counterparts. This Amendment may be executed originally or by facsimile signature, in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument
[Signature Page Follows]

EXECUTED as of the date set forth above.

THE HOUSTON EXPLORATION COMPANY
By:
Name:
Title

EXECUTIVE

[Name]

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